Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Lillian D. Etzkorn, CFO
Phone: (574) 336-7659
E Mail: LCII@lci1.com

LCI Industries Third Quarter 2025 Conference Call Scheduled for October 30, 2025, at 8:30 a.m. ET

ELKHART, Ind., October 14, 2025 – LCI Industries (NYSE: LCII), a leading supplier of engineered components to the recreation and transportation markets, will release its third quarter 2025 financial results before the market opens on Thursday, October 30, 2025.

Conference Call & Webcast

LCI Industries will also host a conference call to discuss its third quarter 2025 results on Thursday, October 30, 2025, at 8:30 a.m. ET. The call will conclude with a question-and-answer session with questions from institutional investors and analysts.

The conference call can be accessed by dialing (833) 470-1428 for participants in the U.S. and (929) 526-1599 for participants outside the U.S. using the required access code 672247. Due to the high volume of companies reporting earnings at this time, please be prepared for hold times of up to 15 minutes when dialing in to the call. In addition, an online, real-time webcast, as well as a supplemental earnings presentation, will be available on the Company's website, www.investors.lci1.com.

A replay of the conference call will be available for two weeks by dialing (866) 813-9403 for participants in the U.S. and (44) 204-525-0658 for those outside the U.S. and referencing access code 279083. A replay of the webcast will be available on the Company’s website immediately following the conclusion of the call.

About LCI Industries

LCI Industries (NYSE: LCII), through its Lippert subsidiary, is a global leader in supplying engineered components to the outdoor recreation and transportation markets. We believe our innovative culture, advanced manufacturing capabilities, and dedication to enhancing the customer experience have established Lippert as a reliable partner for both OEM and aftermarket customers. For more information, visit www.lippert.com.

Source: LCI Industries

Lillian Etzkorn, CFO, (574) 336-7659, LCII@lci1.com